Exhibit 3.1

Cascade Corporation
Bylaws

ARTICLE XII

Capital Stock

Section 1.      Shares of the capital stock of the Company may be certificated or uncertificated, as provided under the Oregon Business Corporation Act. Each stockholder, upon written request to the transfer agent or registrar of the Company, shall be entitled to a certificate of the capital stock of the Company in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the corporate seal and shall be signed by the Chairman, President, or any Vice President and by the Secretary or an Assistant Secretary. The Company seal and the signatures by Company officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Company or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Company is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2.      Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Company and, if such shares are certificated, by the surrender to the Company or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require.

Section 3.      In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Company.